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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-39917) and related Prospectus of DSC Communications Corporation and to the incorporation by reference therein of our reports dated January 23, 1997, with respect to the consolidated financial statements and schedule of DSC Communications Corporation incorporated by reference or included in its Annual Report
(Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP


Dallas, Texas,
January 23, 1998